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                                                                    EXHIBIT 4.9

                            SUNSHINE MERGER COMPANY
              AS SUCCESSOR TO SUNSHINE MINING AND REFINING COMPANY

                                      AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                    _______________________________________

                                AS WARRANT AGENT
                    _______________________________________

                         SUPPLEMENTAL WARRANT AGREEMENT

                           DATED AS OF [___________]
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         SUPPLEMENTAL WARRANT AGREEMENT, dated as of [____________]
("Agreement"), between SUNSHINE MERGER COMPANY, a Delaware corporation (the "Company") and successor by merger (the "Merger") to Sunshine Mining and Refining Company, a Delaware corporation ("Sunshine"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (with any successor warrant agent, the "Warrant Agent").

                                   RECITALS:

         WHEREAS, the Company was organized as a wholly-owned subsidiary of Sunshine; and

         WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated [_________], Sunshine was merged with and into the Company, with the Company being the surviving entity, and upon the effective date of which the Company changed its name to Sunshine Mining and Refining Company;

         WHEREAS,         pursuant to the terms of the Merger Agreement, on the
effective date of the Merger, each share of Common Stock, par value $.01 of Sunshine became one share of Common Stock, par value $.01 of the Company, without any action by the holder thereof;

         WHEREAS,          pursuant to the terms of the Merger Agreement, each
warrant to purchase Common Stock, par value $.01, of Sunshine became a warrant to purchase a like number of shares of Common Stock, par value $.01, of the Company on the same terms and conditions; and

         WHEREAS, pursuant to the terms of that certain Warrant Agreement dated as of February 3, 1994, between Sunshine and Warrant Agent (the warrants identified therein are herein referred to as the "Warrants"), the Company, as the entity under the Merger Agreement obligated to deliver securities upon exercise of Warrants, is required to enter into this Supplemental Warrant Agreement with Warrant Agent.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. Consent to Warrant Agreement. The Company, upon the effective date of the Merger, consents to and agrees to be bound by all of the terms and conditions of the Warrant Agreement and all of Sunshine's duties and obligations thereunder.

         SECTION 2. Exercise of Warrants. On and after the effective date of the Merger, each Warrant shall represent the right, subject to the provisions specified in the Warrant Agreement and Warrant Certificate, to purchase from the Company (and the Company shall issue and sell to the registered holder of such
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Warrant) one fully paid and nonassessable share of Common Stock, par value
$.01, of the Company, together with such additional securities as may thereafter be issuable to the Warrantholder pursuant to Section 11 of the Warrant Agreement, at the price and on the terms specified in the Warrant Agreement and Warrant Certificate.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                                        SUNSHINE MERGER COMPANY


                                        By:____________________
                                        Its:___________________



                                        AMERICAN STOCK TRANSFER
                                         & TRUST COMPANY,
                                         As Warrant Agent


                                        By:____________________
                                        Its:___________________